UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2012

First Colombia Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carrera 49 No. 51-11 Suite 402, Copacabana, Antioquia Colombia	__________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +57 (4) 461-6154

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2012, Mr. Tony Langford resigned as our Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Secretary and Treasurer.   There was no known disagreement with Mr. Langford on any matter relating to the Company’s operations, policies or practices.  Subsequently on February 24, 2012, the board of directors filled the vacancies created by Mr. Langford’s resignation by appointing Mr. Piero Sutti-Keyser  (Age: 37) to fill the positions of Chief Executive Officer and Principal Executive Officer and Mr. Gilberto Zapata (Age: 30) to fill the positions of Chief Financial Officer, Principal Financial Officer, Secretary and Treasurer.

On February 24, 2012, the board of directors also appointed Gordan Sredl (Age: 39) to serve as member of the board of directors until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

There are no family relationships between Messrs. Sutti-Keyser, Zapata and Sredl and any other of our directors or executive officers.  Each of Messrs. Sutti-Keyser, Zapata and Sredl have not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.

The following sets forth biographical information for each of Messrs. Sutti-Keyser, Zapata and Sredl.

Piero Sutti-Keyser.  Mr. Sutti-Keyser was appointed to serve as a member of our board of directors in October 2011.  In 2005,  Mr. Sutti-Keyser joined Sterling Mining de Mexico, SA. de C.V. as administrative manager for this exploration and production mining company.  In 2006 to 2008, Mr. Sutti-Keyser was promoted to country manager for Sterling Mining de Mexico, SA. de C.V.  Since 2008, Mr. Sutti-Keyser has worked as Vice-President responsible for management of administration, acquisition and oversight of exploration programs and as a member of the Board of Directors for LitioMex S.A. de C.V., a privately held exploration mining company in Mexico.

Gilberto Zapata. In 2008, Mr. Zapata joined LitioMex S.A. de C.V., a privately held exploration mining company in Mexico, and currently serves as its Chief Financial Officer.  From 2006 to 2008, Mr. Zapata worked as a general accountant at Sterling Mining De Mexico, an exploration and production mining company in Mexico.  Mr. Zapata has also served since January 2010 as a consultant to Santa Fe Metals Corp., a company public traded on the Toronto Stock Ventures Exchange.

Gordan Sredl.  Since 2006, Mr. Sredl has served as Director of Association for Giu Promins, a business association for mining, quarrying, lime and explosives based in the Republic of Croatia.  From 2003 to 2006, Mr. Sredl served as a Professional Associate in the Croatian Chamber of Commerce - association of nonmetal and business materials.  From 1997 to 2002, Mr. Sredl served as an Assistant with the Croatian geological survey assisting in mapping mineral resources for the Republic of Croatia.  Mr. Sredl brings to the Board a wealth of industry experience and this experience is a valued asset to our Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 24, 2012

First Colombia Gold Corp.

By:	/s/ Piero Sutti-Keyser
Name:	Piero Sutti-Keyser
Title:	Chief Executive Officer and Director